398 Putnam Intermediate U.S. Govt. Income Fund Attachment
11/30/02 Annual

Because of the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1
Class A		16,396
Class B		  7,393
Class C	  	     720


72DD2
Class M	    	    601
Class Y		 7,322

73A1
Class A 	   	0.221077
Class B		0.190190
Class C		0.182386

73A2
Class M		0.213215
Class Y		0.233941

74U1
Class A		113,870
Class B		  79,229
Class C		    7,472

74U2
Class M		  4,220
Class Y		35,924

74V1
Class A		5.17
Class B		5.18
Class C		5.17

74V2
Class M		5.18
Class Y		5.16